EXHIBIT 10.13

2005 Service Fee Pricing Agreement

Under the Exclusive Technical Service Agreement

Between

Shanghai Acorn Advertising Broadcasting Co., Ltd.

And Acorn Information Technology (Shanghai) Co., Ltd.

Pursuant to Articles 1 and 2 of the Exclusive Technical Service Agreement entered into on January 1, 2005 in Beijing between Shanghai Acorn Advertising Broadcasting Co. Ltd. (hereinafter “Party A”) and Acorn Information Technology (Shanghai) Co. Ltd. (“Party B”, Party A and Party B may hereinafter be referred collectively as the “Parties”), Party A and Party B hereby enter into the following 2005 Service Fee Pricing Agreement:

1.	Party B’s technical staff will provide to Party A technical services. After friendly negotiations between the two Parties, it is agreed that Party B will collect RMB 400,000 from Party A as technical service charge.

2.	Party B shall have the right to adjust the annual rate of its technical service charge in accordance with the nature and amount of such services.

This agreement, after being executed by Party A and Party B, shall be a valid component of the Exclusive Technical Service Agreement, and shall be bound by the provisions thereunder.

This agreement is executed by both Parties on December 31, 2005 in two counterparts, with one for each of the Parties.

Party A: Shanghai Acorn Advertising Broadcasting Co., Ltd.

Legal Representative: Yang Dongjie (signature)

Party B: Acorn Information Technology (Shanghai) Co., Ltd.

Legal Representative: Yang Dong Jie (signature)